Exhibit 2.1

Execution Copy

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

EZRAIDER CO., a Florida corporation,

EZRAIDER GLOBAL INC., a Nevada corporation

and

E-WASTE ACQUISITION CORP., a Delaware corporation

September 14, 2021

TABLE OF CONTENTS

Page

ARTICLE I	THE MERGER	1
1.1	The Merger	1
1.2	The Closing	1
1.3	Actions at the Closing	2
1.4	Effects of the Merger	2
1.5	Conversion of Company Securities	3
1.6	Dissenting Shares	3
1.7	Cancellation of the Indebtedness under the Secured Note and Loan Agreements	4
1.8	Closing of Transfer Books	4
1.9	Exemption from Registration; Rule 144	4
1.10	Certain Tax Matters	5
ARTICLE II	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	6
2.1	Organization, Qualification and Corporate Power	6
2.2	Capitalization	7
2.3	Authorization of Transaction	7
2.4	Non-contravention	8
2.5	Subsidiaries	8
2.6	Compliance with Laws	8
2.7	Financial Statements	9
2.8	Absence of Certain Changes	9
2.9	Undisclosed Liabilities	11
2.10	Off-Balance Sheet Arrangements	11
2.11	Tax Matters	11
2.12	Assets	12
2.13	Owned Real Property	12
2.14	Real Property Leases	12
2.15	Contracts	13
2.16	Litigation	14
2.17	Brokers’ Fees	14
2.18	Books and Records	14
2.19	Disclosure	15

i

2.20	Intellectual Property	15
2.21	Accounts Receivable	17
2.22	Customers and Suppliers	17
2.23	Insurance	17
2.24	Warranties	17
2.25	Environmental Matters	18
2.26	Employment Matters	18
2.27	Permits	18
2.28	Certain Business Relationships with Affiliates	19
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY	19
3.1	Organization, Qualification and Corporate Power	19
3.2	Authorization of Transaction	19
3.3	Capitalization	20
3.4	Noncontravention	20
3.5	Subsidiaries	21
3.6	Parent SEC Reports	21
3.7	Financial Statements	22
3.8	Compliance with Laws	22
3.9	Absence of Certain Changes	23
3.10	Undisclosed Liabilities	23
3.11	Tax Matters	23
3.12	Contracts	23
3.13	Litigation	23
3.14	Employees	24
3.15	Permits	24
3.16	Tax-Free Reorganization	24
3.17	Brokers’ Fees	24
3.18	Disclosure	25
3.19	Board Action	25
ARTICLE IV	COVENANTS	25
4.1	Closing Efforts	25
4.2	Governmental and Thirty Party Notices and Consents	25
4.3	Super 8-K	25

4.4	Operation of Company Business	26
4.5	Access to Company Information	27
4.6	Access to Parent Information	27
4.7	Expenses	28
4.8	Name Change; Amendment to Charter Documents	28
4.9	Parent Board;	28
4.10	Information Provided to Stockholders	28
4.11	Non-Disclosure	29
4.12	Failure to Fulfill Conditions	29
4.13	Notification of Certain Matters	29
ARTICLE V	CONDITIONS TO CONSUMMATION OF MERGER	29
5.1	Conditions to Each Party’s Obligations	29
5.2	Conditions to Obligations of the Parent and the Acquisition Subsidiary	29
5.3	Conditions to Obligations of the Company	30
ARTICLE VI	TERMINATION	32
6.1	Termination by Mutual Agreement	32
6.2	Termination for Failure to Close	32
6.3	Termination by Operation of Law	32
6.4	Termination for Failure to Perform Covenants or Conditions	32
6.5	Effect of Termination or Default; Remedies	33
6.6	Remedies; Specific Performance	33
ARTICLE VII	MISCELLANEOUS	33
7.1	Press Releases and Announcements	33
7.2	No Third Party Beneficiaries	33
7.3	Entire Agreement	33
7.4	Succession and Assignment	34
7.5	Counterparts and Facsimile Signature	34
7.6	Headings	34
7.7	Notices	34
7.8	Governing Law	34
7.9	Amendments and Waivers	34
7.10	Severability	34
7.11	Submission to Jurisdiction	35

7.12	Waiver of Jury Trial	35
7.13	Survival	35
7.14	Construction	35

Disclosure Schedules

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of September 14, 2021, by and among EZRAIDER CO., formerly known as E-WASTE CORP., a Florida corporation (the “Parent”), E-WASTE ACQUISITION CORP., a Delaware corporation (the “Acquisition Subsidiary”) and EZRAIDER GLOBAL, INC., a Nevada corporation (the “Company”). The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company (the “Merger”), with the Company remaining as the surviving entity after the Merger, whereby the stockholders of the Company will receive Parent Common Stock (as defined below) in exchange for their capital stock of the Company;

WHEREAS, simultaneously with the closing of the Merger, the Parent will complete the closing of the private placement offering (the “Private Placement Offering”) of a minimum of $1,300,000 of shares (the “Minimum Offering Amount”) of the Parent’s common stock, par value $0.0001 per share (the “Parent Common Stock”) at a purchase price of $1.00 per share; and

WHEREAS, the Parent, the Acquisition Subsidiary and the Company intend for the Merger to qualify as a “reorganization” under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
THE MERGER

1.1          The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger will become effective upon filing of (i) Articles of Merger with the Secretary of State of the State of Nevada, in such form as required by, and in accordance with, the relevant provision of the Nevada Revised Statutes and (ii) Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and in accordance with, the relevant provision of the Delaware General Corporation Law (“DGCL”) (the time of acceptance by the Secretary of State of Delaware of such filing or other time as set forth in the Certificate of Merger is being referred to herein as the “Effective Time”. The Parent, the Company and the Acquisition Subsidiary, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL and the Nevada Revised Statutes prior to and at the Effective Time.

1.2          The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the exchange of documents and signatures related to the transactions contemplated hereby at such date and time as agreed to by the Parties, after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law (as defined in Section 2.4 below) to close.

1.3          Actions at the Closing. At or prior to the Closing, as applicable:

(a)       the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 5.1 and 5.2;

(b)       the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent and/or Acquisition Subsidiary pursuant to Sections 5.1 and 5.3;

(c)       The Parent’s larger pre-Merger shareholder shall surrender to the Parent 1,300,000 shares of Parent Common Stock (the “Share Cancellation”);

(d)       the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Nevada; and

(e)       If at any time after the Effective Time the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Parent, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable laws of each state of organization) to execute and deliver, in the name and on behalf of either the Company, Parent or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, Parent or the Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, Parent or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.4          Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and the Nevada Revised Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein:

(a)       the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the Surviving Corporation and shall become a wholly owned subsidiary of Parent;

(b)       all the property, rights, privileges, powers and franchises of the Company and the Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation;

(c)       the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended or repeated;

(d)       the Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed;

(e)       the Articles of Incorporation of the Parent in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Parent until duly amended or repealed; and

(f)       the Bylaws of the Parent in effect immediately prior to the Effective Time shall be the Bylaws of the Parent until duly amended or repealed.

1.5          Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder thereof:

(a)       Each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, including shares of the Company Common Stock issued upon conversion of all outstanding convertible notes (other than Dissenting Shares as defined in Section 1.6 below, if any) shall be canceled and retired and shall by virtue of the Merger be converted automatically into the right to receive (subject to the provisions of Section 1.6) such number of shares of Parent Common Stock as is equal to the 2.6713625 (the “Conversion Ratio”). An aggregate of 28,550,000 shares of Parent Common Stock (the “Merger Shares”), subject to adjustment as necessary due to rounding as set forth below (including Dissenting Shares), shall be issuable to the stockholders of record of the Company Common Stock immediately prior to the Effective Time (the “Company Stockholders”) in connection with the Merger. The Merger Shares may be represented by one or more certificates or may be uncertificated, at the election of the Company or the Company Stockholder. No fractional shares will be issued as the result of the Merger, and in lieu of the fractional shares, if applicable, each holder entitled to receive fractional shares will have a reasonable opportunity, to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share, in accordance with Section 607.0604 of the Florida Business Corporation Act (the “Florida Statutes”).

(b)       At the Effective Time, the Company Stockholders shall cease to have any rights with respect thereto, except the right to receive the Merger Shares in accordance with the terms herein. Upon the Effective Time, the Company Stockholders shall deliver and surrender to Parent the certificates representing the shares of the Company Common Stock, to be entitled to receive the Merger Shares in exchange therefor, and after the Effective Time, the Parent shall cause its transfer agent to deliver the Merger Shares to each Company Stockholder who previously delivered and surrendered certificates representing shares of the Company Common Stock.

(c)       Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

1.6          Dissenting Shares.

(a)       For purposes of this Agreement, “Dissenting Shares” means shares of the Company Common Stock held as of the Effective Time by a Company Stockholder who has not voted such Company Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected pursuant to Sections 92A.300 through 92A.500 of the Nevada Revised Statutes and not effectively withdrawn or forfeited. Dissenting Shares shall not be converted into or represent the right to receive shares of Parent Common Stock unless such Company Stockholder’s right to appraisal shall have ceased in accordance with Sections 92A.300 through 92A.500 of the Nevada Revised Statutes. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Common Stock pursuant to Section 1.5(a) and (ii) promptly following the occurrence of such event and, if requested by Parent, the proper surrender of such person’s Company Common Stock Certificate, as applicable, the Parent shall deliver to such Company Stockholder the Merger Shares in certificated form or in book entry form, as required by the holder, to which such holder is entitled pursuant to Section 1.5(a).

(b)       The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands unless required by the court of the State of Nevada having jurisdiction thereof.

1.7           Cancellation of the Indebtedness under the Secured Note and the Loan Agreements. As of the Effective Time, by virtue of the Closing of the Merger, the total outstanding amount due to Parent by the Company and EZ Raider (as defined below), including the outstanding principal amount of two million ($2,000,000) and accrued but unpaid interest under that certain 5% Promissory Note issued by the Company and EZ Raider to Parent, dated July 19, 2021 (the “Secured Note”) shall be deemed paid in full and the Secured Note shall be cancelled. As of the Effective Time, by virtue of the Closing of the Merger, the first priority security interest of the Parent in the Pledged Collateral, as defined and described under that certain Loan Agreement and Pledge and Security Agreement by and among the Parent, the Company and EZ Raider, each dated as of July 19, 2021 (collectively, the “Secured Loan Agreements”), created to secure the payment obligations of the Company and EZ Raider under the Note, shall be released without any additional actions by the Parent, the Company and EZ Raider, and each party to the Secured Loan Agreements shall be deemed to perform all of its respective obligations thereunder.

1.8           Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company capital stock (the “Company Stock”) shall thereafter be made. If, after the Effective Time, Company Stock Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable law in the case of Dissenting Shares.

1.9           Exemption from Registration; Rule 144.

(a)       The Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Sections 1.5 will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, Regulation S promulgated by the SEC and/or Rule 701 of the Securities Act and that all recipients of such shares of Parent Common Stock shall either be (i) “accredited investors” or not “U.S. Persons” as such terms are defined in Regulation D and Regulation S, respectively, or, within the meaning of Rule 701 of the Securities Act, (ii) were employees or directors of the Company, its parent or its majority-owned subsidiaries or were consultants who were natural persons and who provided bona fide services to the Company, its parent or its majority-owned subsidiaries (provided that such services were not in connection with the offer or sale of securities in a capital raising transaction and did not directly or indirectly promote or maintain a market for the Company’s securities), and, in each case, who received Parent Common Stock or Parent Options pursuant to a compensatory benefit plan, or are family members of employees, directors or consultants who acquired such securities by gift or domestic relations orders, or (iii) persons other than those described in the foregoing clauses (i) or (ii), provided that the number of such persons described in this clause (iii) shall not exceed thirty-five (35). The shares of Parent Common Stock to be issued pursuant to Section 1.5 hereof, will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) an exemption from such registration exists and either the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws, or the holder complies with the requirements of Regulation S, if applicable; and the certificates representing such shares of Parent Common Stock will bear an appropriate legend and restriction on the books of the Parent’s transfer agent to that effect.

(b)       The Parent is a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company acknowledges that pursuant to Rule 144(i), securities issued by a former shell company (such as the Merger Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Parent (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Parent is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends placed on certificates representing the Merger Shares, or, on the books of the Company (if the Merger Shares are issued in uncertificated form), cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

1.10         Certain Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Code. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report (including, without limitation, on all applicable United States, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes (collectively, “Tax Returns”) and in connection with any Tax audit), for all tax purposes, the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code. For purposes of this Agreement, “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this ARTICLE II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE II, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE II. For purposes of this ARTICLE II, the phrase “To the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer of the Company as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of appropriate officers, directors and key employees of the Company and the accountants and attorneys of the Company.

2.1           Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Section 2.1 of the Company Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary except, in each case, where the failure to be so licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). All corporate actions taken by the Company in connection with this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documents”), will be duly authorized on or prior to the Closing. The Company has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except, in each case, where the failure to be so organized, existing and in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or reasonably be expected to prevent, materially impair or materially delay the Company’s ability to consummate the transactions contemplated by this Agreement. The Company has furnished or made available to the Parent complete and accurate copies of its Article of Incorporation and Bylaws, each as amended to date. The Company is not in default under or in violation of any provision of its Articles of Incorporation, as amended to date, or its Bylaws, as amended to date, or under any Company Contract (as defined below). The Company has not conducted business under and has not otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed or trade name other than the names listed in Section 2.1 of the Company Disclosure Schedules.

For purposes of this Agreement, “Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, properties, condition (financial or otherwise) or assets of the Company, or (b) the ability of the Company to perform its obligations under this Agreement.

2.2           Capitalization. As of the date hereof, the authorized Company Stock consists of 50,000,000 shares of Company Common Stock of which 10,687,430 shares of Common Stock are issued and outstanding, including 249,180 shares issued upon conversion of three convertible notes previously issued by the Company or EZ Raider (as defined below). No other shares of the Company Stock are issued and outstanding, and no shares of Company Stock are held in the treasury of the Company. Except as set forth in Section 2.2 of the Company Disclosure Schedules, as of the date of this Agreement and as of immediately prior to the Effective Time, there will be no outstanding options and warrants to purchase shares of Company Common Stock and shares of Company Common Stock that are or have been subject to vesting or forfeiture or repurchase by the Company. Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (a) all stockholders of the Company, indicating the number and class of Company Stock held by each stockholder, (b) all outstanding convertible debt indicating the outstanding amounts thereon as of the date hereof and the holders of the convertible debt; and (c) all outstanding options and warrants, including the exercise price and expiration date for each option or warrant. All of the issued and outstanding shares of Company Stock are, and all shares of Company Common Stock that may be issued upon exercise of Company options or conversion of convertible debt will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including but not limited to, the Securities Act. Except as set forth in Section 2.2 of the Company Disclosure Schedules, there are no outstanding convertible promissory notes, or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of Company Stock or pursuant to which any outstanding Company Stock is subject to vesting. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, and no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Company Stock were issued in compliance with applicable federal and state securities laws.

2.3           Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of stockholders of the Company required by the Nevada Revised Statutes and (b) the approvals and waivers set forth in Section 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the Nevada Revised Statutes, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming it is a valid and binding obligation of the Parent and the Acquisition Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4           Non-contravention. Subject to the receipt of Company Consents and the filing of the Articles of Merger as required by the Nevada Revised Statutes and the Certificate of Merger, as required by DGCL, neither the execution and delivery by the Company of this Agreement or other Transaction Documents to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the Articles of Incorporation of Bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for the filings of the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the State of Delaware, or such permits, authorizations, consents and approvals as to which the failure to obtain or make the same would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except, in the case of the foregoing clause (c), for any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Encumbrances upon any material assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company.

For purposes of this Agreement “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

2.5           Subsidiaries. As of the date of this Agreement, the Company has one subsidiary, EZ Raider, LLC, a Washington limited liability company (“EZ Raider” or the “Subsidiary”) in which the Company owns 100% interest. All of the issued and outstanding membership interests of the Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable federal and state securities laws and state corporate laws. Section 2.5 of the Company Disclosure Schedule sets forth a complete list of all outstanding convertible debt of Subsidiary, indicating the outstanding amounts thereon as of the date hereof and the holders of the convertible debt, all outstanding options and warrants, if applicable, including the exercise price and expiration date for each option or warrant.

2.6          Compliance with Laws. The Company:

(a)       and the conduct and operations of its, are in compliance with each Law applicable to the Company or any of its properties or assets;

(b)       has complied with all securities Laws and regulations;

(c)       has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any litigation or, within the past two years, the subject of any threat of litigation; and

(d)           is not and has not, and the past and present officers and directors of the Company are not and have not in their capacity as an officer or director of the Company, as applicable, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of any Law, including without limitation, securities laws.

2.7         Financial Statements. The Company has provided or made available to the Parent: (a) the audited consolidated balance sheet of the Company and its Subsidiary (the “Company Balance Sheet”) at December 31, 2020 (the “Company Balance Sheet Date”), and the unaudited balance sheet of the Company (the “Company Interim Balance Sheet”) at May 31, 2021 (the “Company Interim Balance Sheet Date”) and the related statement of operations and cash flows for the five months ended May 31, 2021 (the “Company Interim Financial Statements” and together with the Company Balance Sheet and the Company Year-End Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except in each case as described in the notes thereto), and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Exchange Act.

2.8         Absence of Certain Changes. Except as set forth in Section 2.8 of the Company Disclosure Schedules, since the Company Interim Balance Sheet Date, there has not been, with respect to the Company any:

(a)           event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)           amendment of the charter, Bylaws or other organic documents of the Company;

(c)           split, combination or reclassification of any shares of its capital stock;

(d)           issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)           declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)            change in any method of accounting or accounting practice of the Company, except as disclosed in the notes to the Company Financial Statements;

(g)           change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)           entry into any contract or obligation;

(i)            incurrence, assumption or guarantee of any material indebtedness for borrowed money except unsecured current obligations and liabilities;

(j)            transfer, assignment, sale or other disposition of any material amount of assets shown or reflected in the Company Balance Sheet or cancellation of any material debts or material entitlements;

(k)           transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Company Intellectual Property;

(l)            material damage, material destruction or loss (whether or not covered by insurance) to its property, except for ordinary wear and tear;

(m)          any capital investment in, or any loan to, any other person;

(n)           acceleration, termination, modification to or cancellation of any agreement or contract to which the Company is a party or by which it is bound;

(o)           any capital expenditures;

(p)           imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(q)           Except as set forth in Section 2.8(q) of the Company Disclosure Schedules (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant;

(r)            Except as set forth in Section 2.8(r) of the Company Disclosure Schedules adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) benefit plan or (iii) collective bargaining agreement, in each case whether written or oral;

(s)            any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of the Company Stockholders, directors, officers and employees or their respective affiliates, excluding this Agreement or other Transaction Documents;

(t)            entry into a material new line of business or abandonment or discontinuance of existing material lines of business;

(u)           adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law;

(v)           purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $1,000, individually (in the case of a lease, per annum) or $5,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business not in excess of $15,000;

(w)          acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any person or any division thereof; or

(x)           Except as set forth in Section 2.8(x) of the Company Disclosure Schedules, action by the Company or the Company Subsidiary to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent in respect of any post-Closing Tax Period.

2.9           Undisclosed Liabilities. The Company has no liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Balance Sheet and Company Interim Balance Sheet, (b) liabilities not exceeding $1,000 in the aggregate that have arisen since the Company Interim Balance Sheet Date in the ordinary course of business, (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, and (d) liabilities under this Agreement.

2.10         Off-Balance Sheet Arrangements. The Company is not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

2.11         Tax Matters.

(a)       Except as set forth in Section 2.11 of the Company Disclosure Schedules, each of the Company and the Subsidiary has filed on a timely basis (taking into account any valid extensions) all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company and the Subsidiary have never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. Each of the Company and the Subsidiary has paid on a timely basis all Taxes that were due and payable in accordance with the Tax Returns. The unpaid Taxes of the Company and the Subsidiary for tax periods through the Company Interim Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Interim Balance Sheet. The unpaid Taxes of the Company and/or the Subsidiary for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company and the Subsidiary do not have any actual or potential liability for any Tax obligation of any taxpayer other than the Company (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that either the Company or the Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(a)       Except as set forth in Section 2.11 of the Company Disclosure Schedules, the Company and the Subsidiary have delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company and/or the Subsidiary since the date of the Company’s or Subsidiary’s incorporation, as applicable (the “Organization Date”). To the knowledge of the Company, no examination or audit of any Tax Return of the Company or the Subsidiary by any Governmental Entity is currently in progress or threatened or contemplated. Neither the Company nor the Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or the Company Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor the Subsidiary has waived any statute of limitations with respect to Taxes, or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.

(b)       The Company (i) is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) does not have any actual or potential liability for any Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation 1.337(d)-2(b).

(c)       The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(d)       No state or federal “net operating loss” of the Company determined as of the Closing Date will be subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

2.12        Assets. Each of the Company and/or the Subsidiary owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted. Except as set forth in Section 2.12 of the Company Disclosure Schedules, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.12 of the Company Disclosure Schedules, no assets of the Company or the Subsidiary (tangible or intangible) (including without limitation any shares or other equity interests in or securities of the Subsidiary or any corporation, partnership, association or other business organization or division thereof) is subject to any Encumbrance.

2.13        Owned Real Property. Neither the Company nor the Subsidiary owns any real property.

2.14        Real Property Leases. Section 2.14 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company or the Subsidiary. The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Section 2.14 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 2.14 of the Company Disclosure Schedule:

(a)       the lease or sublease is a legal, valid, binding and enforceable obligation of the Company or Subsidiary party thereto and is in full force and effect;

(b)       the lease or sublease will not, as a result of the execution and delivery by the Company of this Agreement or the Transaction Documents or the consummation by the Company of the transactions contemplated hereby or thereby, cease to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not, after the giving of notice, with lapse of time, or otherwise, result in a breach or default by the Company or the Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

(c)       neither the Company nor the Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or the Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

(d)       neither the Company nor the Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or Encumbered any interest in the leasehold or subleasehold; and

(e)       to the knowledge of the Company, there is no Encumbrance, security interest, easement, covenant or other restriction applicable to the real property subject to such lease.

2.15       Contracts. Section 2.15 the Company Disclosure Schedule lists all of the currently effective Contracts (as defined below), written or oral, to which the Company or the Subsidiary is a party as of the date of this Agreement (other than the Transaction Documents). Unless otherwise provided in Section 2.15 of the Company Disclosure Schedule, each such Contract of the Company and/or the Subsidiary is a legal, valid, binding and enforceable obligation of the Company and/or the Subsidiary, as the case may be, and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; and (ii) neither the Company nor, to the knowledge of the Company, any other party, including the Subsidiary is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such Company Contract. For purposes of this Agreement, a “Company Contract” is:

(a)           any agreement (or group of related agreements) for the lease of personal property from or to third parties (A) which provides for lease payments in excess of $1,000 per annum or (B) which has a remaining term longer than 12 months and is not cancellable without penalty by the Company or the Subsidiary on sixty (60) days or less prior written notice;

(b)           any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company or the Subsidiary on sixty (60) days or less prior written notice and involves more than the sum of $100,000, or (B) in which the Company or the Subsidiary has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(c)           any agreement which is a joint venture or partnership;

(d)           any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $1,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

(e)           any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(f)            any employment agreement or consulting agreement;

(g)           any agreement involving any officer, director or stockholder of the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof (an “Affiliate”);

(h)           any agreement or commitment for capital expenditures;

(i)            any agreement which contains any provisions requiring the Company or the Subsidiary to indemnify any other party;

(j)            any agreement, other than as contemplated by this Agreement, relating to the future sales of securities of the Company or the Subsidiary;

(k)           any and all agreements, letters, and other communications related to the right to acquire all of the capital stock of D.S Raider, Ltd., a company organized under the laws of Israel (“D.S Raider”); and

(l)            any other agreement (or group of related agreements) (A) under which the Company or the Subsidiary is obligated to make payments or incur costs or (B) not entered into in the ordinary course of business, in each case which is not otherwise described in clauses (a) through (k).

The Company has delivered or made available to the Parent a complete and accurate copy of each Company Contract listed in Section 2.15 of the Company Disclosure Schedules.

2.16        Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary which (a) seeks either damages in excess of $1,000 individually or $5,000 in the aggregate, (b) if determined adversely to the Company, would have or be reasonably anticipated to have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.17        Brokers’ Fees. Other than as set forth on Section 2.17 of the Company Disclosure Schedule, the Company or the Subsidiary has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.18        Books and Records. The minute books and other similar records of the Company and its Subsidiary made available to the Parent contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.19       Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed or made available to the Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

2.20       Intellectual Property Disclosure

(a)        For the purposes of this Agreement “Company Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world that is owned or licensed or leased by the Company and/or the Subsidiary and that in which the Company and/or Subsidiary holds exclusive or non-exclusive rights or interests granted by license from other Persons, including the Company Stockholders and D.S Raider Ltd., a company organized under the laws of Israel (collectively, the “Licensed Intellectual Property”):

(i)        trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;

(ii)       internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority;

(iii)      original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(iv)      confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and

(v)       patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(b)       The Company owns, exclusively or jointly with Subsidiary or other persons, all right, title and interest in and to the Company Intellectual Property, free and clear of Encumbrances. Without limiting the generality of the foregoing, the Company has entered into binding (except to the extent that the enforceability thereof may be limited by the bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity (“Enforceability Exceptions”). written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company has provided Parent with true and complete copies of all such agreements. To the knowledge of the Company, the Company is in compliance with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof. Section 2.20(b) of the Company Disclosure Schedules lists all of the Company Intellectual Property that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, the “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the Company’s or the Subsidiary’s current or planned business or operations. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. The Company has provided Parent with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations, including, but not limited to: (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application.

(c)           Section 2.20(c) of the Company Disclosure Schedules lists all licenses, sublicenses and other agreements whereby the Company and/or Subsidiary is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for the Company’s current or planned business or operations, excluding Licensed Intellectual Property which is or was offered to the general public on a non-exclusive basis and was not developed specifically for the Company. The Company has provided Parent with true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between the Company and the other parties thereto, except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions, and the Company and such other parties are in material compliance with the terms and conditions of such agreements. The Company has taken all reasonable measures to protect and preserve its rights in the Company Intellectual Property and the confidentiality of all trade secrets owned, exploited, held for exploitation, appropriated or otherwise obtained or possessed by the Company or the Subsidiary.

(d)           Neither the Company nor the Subsidiary is, or will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property of the Company and the Subsidiary, or any licenses, sublicenses or other agreements as to which the Company or the Subsidiary is a party and pursuant to which the Company or the Subsidiary uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”).

(e)           Except as set forth in Section 2.20 (e) of the Company Disclosure Schedules, neither the Company nor the Subsidiary has been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and neither the Company nor the Subsidiary has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.

(f)            To the knowledge of the Company, except as set forth in Section 2.20 (f) of the Company Disclosure Schedules, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Company Intellectual Property of the Company or the Company Subsidiary in a manner that has a material impact on the business of the Company or the Company Subsidiary.

2.21        Accounts Receivable.

 The accounts receivable reflected on the Company Financial Statements (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within sixty (60) calendar days after billing.

2.22        Customers and Suppliers.

(a)           Section 2.22 (a) of the Company Disclosure Schedules sets forth (i) each customer which accounted for 10% or more of the Company’s revenue in each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as otherwise provided in Section 2.22 (a) of the Disclosure Schedules, the Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b)           Section 2.22(b) of the Company Disclosure Schedules sets forth (i) each supplier which accounted for 10% or more of the Company’s total purchases in each of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as otherwise provided in Section 2.22 (b) of the Company Disclosure Schedules, the Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

2.23        Insurance. Section 2.23 of the Company Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company or its Affiliates and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Parent. Such Insurance Policies are in full force and effect as of the Closing. Neither the Company nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; and (b) have not been subject to any lapse in coverage. Except as set forth in Section 2.23 of the Company Disclosure Schedules, there are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor any of its Affiliates is in default under or has otherwise failed to comply in any material respect with any provision contained in, any such Insurance Policy.

2.24        Warranties. No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity.

2.25    Environmental Matters.

(a)           To its knowledge, the Company and the Subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company , except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.

(b)           To the knowledge of the Company, without independent investigation, there are no documents that contain any environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of.

(c)           The Company has not been notified that there is any material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

2.26    Employment Matters. Section 2.26 of the Company Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company and the Subsidiary as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 2.26 of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the balance sheet provided to Parent). The Company is not, and has never been, a party to, bound by, or negotiating any collective bargaining agreement.

2.27   Permits. Section 2.27 of the Company Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Permits”) issued to or held by the Company or the Subsidiary. Such listed Permits are the only material Permits that are required for the Company and the Subsidiary to conduct their respective businesses as presently conducted. To the knowledge of the Company, each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing.

2.28    Certain Business Relationships with Affiliates. Except as listed in Section 2.28 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company , (b) to the knowledge of the Company, has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.28 of the Company Disclosure Schedule describes any transactions involving the receipt or payment between the Company and any Affiliate of the Company which have occurred or existed since the Organization Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE ACQUISITION SUBSIDIARY

The Parent represents and warrants to the Company that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof (the “Parent Disclosure Schedule”). For purposes of this ARTICLE III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any director or executive officer of the Parent as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of directors and key employees of the Parent and the accountants and attorneys of the Parent.

3.1           Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its Articles of Incorporation and Bylaws, each as amended to date. Neither the Parent nor the Acquisition Subsidiary is in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other, except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Parent and its subsidiaries, taken as a whole.

3.2           Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and Transaction Documents to which it is a party, and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate actions on the part of the Parent and the Acquisition Subsidiary, respectively. Each of the documents included in the Transaction Documents has been duly and validly executed and delivered by the Parent or the Acquisition Subsidiary, as the case may be, and, assuming it is a valid and binding obligation of the Company, and constitutes a valid and binding obligation of the Parent or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.3           Capitalization. As of the date of this Agreement and as of immediately prior to the Effective Time, the authorized, issued and outstanding capital stock of the Parent consists of 250,000,000 shares of Parent Common Stock of which 11,200,000 shares of Parent Common Stock are issued and outstanding, after giving effect to the Share Cancellation. and no shares of preferred stock. Except as set forth in the Parent SEC Reports (as defined below) and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares or capital stock of the Parent pursuant to the Articles of Incorporation, the Bylaws or other governing documents or any agreement or other instruments to which the Parent is a party or by which the Parent is bound. The Parent has furnished or made available to the Company complete and accurate copies of its Articles of Incorporation and By-laws. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive, anti-dilution and similar rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. Except as expressly contemplated by the Transaction Documents or as set forth in the SEC Reports, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as set forth in the Parent SEC Reports or as contemplated by the Transaction Documents, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.4           Noncontravention. Subject to the filing of the Certificate of Merger as required by the DGCL and the Articles of Merger as required by the Nevada Revised Statutes, neither the execution and delivery by the Parent or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documents to which it is a party, nor the consummation by the Parent or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent or the Acquisition Subsidiary, as the case may be, (b) require on the part of the Parent or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than filing of a Current Report on Form 8-K and the filing of a Form D with the SEC and any applicable state securities filings with respect to the Merger Shares and the shares issued in the Private Placement Offering, which will be completed by Parent following the Effective Time, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except, in the case of the foregoing clauses (b) and (c), for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any security interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any Laws applicable to the Parent or the Acquisition Subsidiary.

3.5           Subsidiaries. The Parent has no subsidiaries, nor does it have any direct or indirect interest in any other business entity other than the Acquisition Subsidiary. The Acquisition Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary has not conducted any business operations since its organization and has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of the Acquisition Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Parent or the Acquisition Subsidiary (except as contemplated by this Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary.

3.6           Parent SEC Reports. The Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Parent SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Parent SEC Reports prior to the expiration of any such extension. The Parent made publicly available Parent SEC Reports on the SEC’s EDGAR system, and the Company may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. The Parent is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Parent SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent SEC Reports. As of their respective dates, the Parent SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the subsidiaries of Parent is required to file or furnish any forms, reports or other documents with the SEC. No order suspending the effectiveness of any registration statement of Parent under the Securities Act or the Exchange Act has been issued by the SEC and, to Parent’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

3.7           Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent SEC Reports (collectively, the “Parent Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of the Parent. Since the most recent filing of such certifications and statements, there have been no significant changes in Parent’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures. The Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Parent, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

3.8          Compliance with Laws. Each of the Parent and the Acquisition Subsidiary:

(a)       and the conduct and operations of their respective businesses, are in compliance in all material respects with each Law applicable to the Parent, any subsidiary of the Parent or any of their properties or assets;

(b)       has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c)       has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past three years, the subject of any threat of material litigation;

(d)       has not, and the past and present officers, directors and Affiliates of the Parent have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(e)       is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws;

(f)       except as set forth in the SEC Filings and Section 3.8(e) of the Parent Disclosure Schedules Parent does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, exclusive of professional fees and expenses related to the Merger and Private Placement Offering transactions, including brokers’ fees, and is not a party to any executory agreements; and

3.9          Absence of Certain Changes. Except as set forth in the Parent SEC Reports, since the date of the last audited financial statements included within the Parent SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Parent nor the Acquisition Subsidiary has incurred any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Parent (including the notes thereto), other than accrued expenses incurred in the ordinary course of business consistent with past practice (iii) the Parent has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Parent has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) neither the Parent nor the Acquisition Subsidiary has entered into any agreement, arrangement or understanding, whether oral or written, whereby it has assumed or will assume or becomes responsible for any liability of a third party that is material to the Parent on a consolidated basis, (vi) the Company has not issued any equity securities to any officer, director or Affiliate.

3.10        Undisclosed Liabilities. None of the Parent and the Acquisition Subsidiary has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent SEC Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent SEC Report in the ordinary course of business which do not exceed $25,000 in the aggregate and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

3.11        Tax Matters.

(a)       Parent has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. All Taxes that the Parent is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent or the Acquisition Subsidiary.

(b)       Neither the Parent nor the Acquisition Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Parent or its Subsidiaries was required to file any Tax Return that was not filed. Neither the Parent nor the Acquisition Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

3.12        Contracts. Except for this Agreement and the Transaction Documents, each of the Parent Contracts to which the Parent is a party or to which the property or assets of the Parent or the Acquisition Subsidiary are subject has been filed as an exhibit to the Parent SEC Reports.

3.13        Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any Subsidiary of the Parent and there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving Parent, Acquisition Subsidiary, or Parent’s officers, directors or employees, in their capacities as such, individually or in the aggregate. Neither Parent nor Acquisition Subsidiary are party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.14        Employees. Neither the Parent nor the Acquisition Subsidiary has any employees or is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Each individual providing services to the Parent or any of its Subsidiaries has been properly classified as an employee or a non- employee service provider with respect to each such entity for all purposes under applicable law. No current or former employee, consultant or director of Parent or the Acquisition Subsidiary owes any indebtedness to Parent, the Acquisition Subsidiary or their Affiliates.

3.15        Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the Parent SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor the Acquisition Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Material Permits.

3.16        Tax-Free Reorganization.

(a)       The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

(b)       The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(c)       Parent conducts no activities other than activities related to maintaining its legal and/or corporate existence, its status as a “shell company” as defined in Rule 12b-2 under the Exchange Act and holding the capital stock of Acquisition Subsidiary and any related accounting, legal, financial, administrative, tax and other similar activities related to such matters.

(d)       Parent does not hold any property and does not have any tax attributes immediately prior to the Merger, other than a de minimis amount of assets to facilitate its organization or maintain its legal existence and tax attributes related to holding those assets.

(e)       the Parent has not made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one (1) year period preceding the Closing Date, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2.

3.17        Brokers’ Fees. Except as set forth in Section 3.17 of the Parent Disclosure Schedules, neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.18        Disclosure. No representation or warranty by the Parent or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent or the Acquisition Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent or any of its Subsidiaries or the transactions contemplated by this Agreement.

3.19        Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to such Parent stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent, and (c) adopted this Agreement in accordance with the provisions of the Florida Statutes and DGCL, as applicable.

ARTICLE IV
COVENANTS

4.1          Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2          Governmental and Third-Party Notices and Consents.

(a)       Each Party shall use its reasonable best efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Company acknowledges it will cause Parent, following the Effective Time, to timely complete all filings with the SEC and individual states required by Regulation D under the Securities Act with respect to the issuance of the Merger Shares and in connection with the Private Placement Offering.

(b)       The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, if any, as are required to be listed in Section 2.3 of the Company Disclosure Schedule.

4.3           Super 8-K. Promptly after the execution of this Agreement, and the closing of the Merger, which is contemplated to be done on the same date, the Parties shall complete a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (including the “Form 10 information” required by Items 2.01(f) and 5.01(a)(8) of Form 8-K and the financial statements required thereby) (the “Super 8-K”). Each of the Company and the Parent shall use its Reasonable Best Efforts to cause the Super 8-K to be filed with the SEC within four Business Days of the closing of the Merger, contemplated by this Agreement. and to otherwise comply with all requirements of applicable federal and state securities laws.

4.4           Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations and that of the Subsidiary in material compliance with all Laws applicable to the Company or any of its properties or assets and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not without the written consent of the Parent (which shall not be unreasonably withheld or delayed) and except as contemplated by this Agreement:

(a)           issue or sell, or redeem or repurchase, any stock or other securities of the Company or the Subsidiary or any warrants, options or other rights to acquire any such stock or other securities or amend any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

(b)           split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)           create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)           enter into, adopt or amend any employee benefit plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e)           acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof;

(f)            mortgage or pledge any of its property or assets (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), or subject any such property or assets to any security interest;

(g)           discharge or satisfy any security interest or pay any obligation or liability;

(h)           amend its charter, by-laws or other organizational documents;

(i)            change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)            enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k)           institute or settle any Legal Proceeding;

(l)            take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m)          agree in writing or otherwise to take any of the foregoing actions.

4.5          Access to Company Information.

(a)       During the period from the date of this Agreement to the Effective Time, the Company shall permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b)       The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent or any of its Subsidiaries by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of its Subsidiaries knew or to which the Parent or any of its Subsidiaries had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company, or (D) which the Parent or any of its Subsidiaries rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company.

4.6          Access to Parent Information.

(a)       The Parent shall (and shall cause the Acquisition Subsidiary to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Acquisition Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent and the Acquisition Subsidiary.

(b)       The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Subsidiary of the Parent that is furnished to the Company by the Parent or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or their respective directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent or (D) which the Company rightfully obtains from a source other than the Parent or a Subsidiary of the Parent, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent.

4.7           Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses, unless otherwise agreed to by such Parties.

4.8           Name Change; Amendment to Charter Documents. The Parent shall take all necessary steps, including the filing of a Certificate of Amendment to its Articles of Incorporation to enable it to change its corporate name to EZRaider Co. if the Parent has not already done so prior to the Effective Time.

4.9           Parent Board. The Parent shall take such actions as are necessary (including the solicitation of approvals by the Board of Directors and the stockholders of the Parent), if the Parent has not already done so prior to the Effective Time, (a) to authorize the Parent’s Board of Directors to consist of three (3) members, including Elliot Mermel who will continue to serve as a director of the Parent after the Effective Date, and to appoint Yoav Tilan and Moshe Azarzar as additional directors of the Parent, effective immediately after the Effective Time.

4.10         Information Provided to Stockholders. The Company shall prepare information to be sent to the holders of shares of Company Stock in connection with receiving their approval of the Merger, this Agreement and related transactions (including, without limitation, a substantially complete draft of the Super 8-K), and the Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of shares of Parent Common Stock in connection with receiving their approval of the Merger, this Agreement and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such party’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each Party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by the Company shall contain the recommendation of the Board of Directors of the Company that the holders of shares of Company Stock approve the Merger and this Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. The information sent by the Parent shall contain the conclusion of the Board of Directors of the Parent that the terms and conditions of the Merger are advisable and fair and in the best interests of the Parent. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to its stockholders any information with respect to the Parent or its affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

4.11        Non-Disclosure Unless and until this Agreement shall have been terminated pursuant to Article VI, neither the Company nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of common stock (other than the Private Placement Offering), sale of substantial assets or other business combination. The Company will promptly advise Parent if it receives a proposal or inquiry with respect to the matters described above.

4.12        Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

4.13        Notification of Certain Matters. At or prior to the Effective Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

ARTICLE V
CONDITIONS TO CONSUMMATION OF MERGER

5.1          Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a)       the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its Board of Directors and (ii) a majority of the issued and outstanding shares of Company Stock entitled to vote on this Agreement and the Merger, in each case to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, in form and substance reasonably satisfactory to the Parent;

(b)       the closing of at least the Minimum Offering Amount of the Private Placement Offering shall occur simultaneously with the closing of the Merger, on the terms and conditions set forth in the Subscription Agreement; and

(c)       the Parent and the Company shall have completed all necessary legal due diligence to their reasonable satisfaction.

5.2          Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a)       the Company shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)       the number of Dissenting Shares shall not exceed 10% of the number of outstanding shares of Company Stock as of the Effective Time;

(c)       the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date);

(d)       the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time,

(e)       no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)        the Company shall have delivered to the Parent and the Acquisition Subsidiary a copy of each written consent received from a Company Stockholder consenting to the Merger, together with a certification from each such Company Stockholder that such person is either an “accredited investor” or not a “U.S. Person” as such terms are defined in Regulation D and Regulation S, respectively, under the Securities Act, or if not accredited investors, the number of such non-accredited investors shall not exceed thirty-five (35);

(g)       the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) and (e) (with respect to the Company’s due diligence of the Parent) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects;

(h)       the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate, validly executed by the Secretary of the Company, certifying as to (i) true, correct and complete copies of the certificate of incorporation and bylaws of the Company; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Company (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of the Company); (iii) a good standing certificate from the Secretary of State of the State of Nevada dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement; and

(i)        the Company shall have delivered to the Parent audited and interim unaudited financial statements of the Company pro forma in respect of the Merger, compliant with applicable SEC regulations for inclusion under Item 2.01 (f) and/or 5.01(a)(8) of Form 8-K in substantially final form.

5.3         Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a)       the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors, (ii) all of the members of the Board of Directors of Acquisition Subsidiary, and (iii) the sole stockholder of Acquisition Subsidiary, in each case to the execution, delivery and performance by each such entity of this Agreement and/or the other Transaction Documents to which each such entity a party, in form and substance reasonably satisfactory to the Company;

(b)       the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of its Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)       the representations and warranties of the Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)       each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(e)       no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)       the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clauses (a) and (e) (with respect to the Parent’s due diligence of the Company) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Parent or the Acquisition Subsidiary) of this Section 5.3 is satisfied in all respects;

(g)       The Parent shall have delivered to the Company a certificate, validly executed by Secretary of the Parent, certifying as to (i) true, correct and complete copies of its Articles of incorporation and bylaws; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Parent or Acquisition Subsidiary, as applicable (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and, if requested, the requisite vote of the stockholders of Parent or the Acquisition Subsidiary, as applicable); (iii) a good standing certificate from the Secretary of State of the State of Florida, applicable to Parent and of the State of Delaware, applicable to Acquisition Subsidiary, dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Parent or the Acquisition Subsidiary, as applicable, executing this Agreement or any other agreement contemplated by this Agreement.

(h)       the Company shall have received an official stockholder list from Parent’s transfer agent and registrar showing that as of immediately prior to the Effective Time there are 12,500,000 shares of Parent Common Stock issued and outstanding;

(i)        the Parent shall have delivered to the Company (i) evidence that the Parent’s Board of Directors is authorized to consist of three (3) individuals, including Elliot Mermel, who will continue to serve as a director after the Effective Time, (ii) evidence of the appointment of the following two (2) persons (Yoav Tilan and Moshe Azarzar) to serve as directors immediately following the Effective Time; and (iii) evidence of the appointment of executive officers of the Parent, including Moshe Azarzar, who will serve as President, Chief Executive Officer and Chairman of the board immediately following the Effective Time as shall have been designated by the Company; and

(j)        the Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by the Company in connection therewith.

ARTICLE VI
TERMINATION

6.1           Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

6.2           Termination for Failure to Close. This Agreement shall automatically be terminated if the Closing Date shall not have occurred by September 30, 2021; provided, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time.

6.3           Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

6.4           Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a)       by the Parent and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date (unless waived by the Parent and the Acquisition Subsidiary); (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Parent (to the extent such breach is curable) or (iii) as otherwise set forth herein; provided that Parent and Acquisition Subsidiary may not exercise the right in this Section 6.4(a) if either of them are then in breach of any provision of this Agreement; or

(b)       by the Company if: (i) any of the conditions set forth in Section 5.3 hereof have not been fulfilled by the Closing Date (unless waived by the Company); (ii) the Parent or the Acquisition Subsidiary shall have breached or failed to observe or perform any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable) or (iii) as otherwise set forth herein; provided that Company may not exercise the right in this Section 6.4(b) if it is then in breach of any provision of this Agreement.

6.5           Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful and material breach of any term or provision of this Agreement.

6.6           Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

ARTICLE VII
MISCELLANEOUS

7.1           Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

7.2           No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in ARTICLE I concerning issuance of the Merger Shares is intended for the benefit of the Company Stockholders.

7.3           Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documents) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof, including that certain binding Letter of Intent and the Side Letter, each entered into and executed by the Parties on May 25, 2021.

7.4           Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

7.5           Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

7.6           Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7           Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, email, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) to the address of the parties provided to each other on the signature page of this Agreement or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 7.7 by either of the parties hereto to the other party hereto. Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.8           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Florida.

7.9           Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence

7.10         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.11        Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement.

7.12        WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.13        Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

7.14        Construction.

(a)           The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)           Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)          The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

EZRAIDER CO.:

By:	/s/ Elliot Mermel
Name: Elliot Mermel
Title: President

E-WASTE ACQUISITION CORP.:

By:	/s/ Elliot Mermel
Name: Elliot Mermel
Title: President

EZRAIDER GLOBAL, INC.:

By:	/s/ Moshe Azarzar
Name: Moshe Azarzar
Title: Chief Executive Officer